CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated December 20, 2024, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in Columbia Funds Series Trust I’s Certified Shareholder Reports on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 25, 2025

Appendix A

Fund Name

Columbia Strategic California Municipal Income Fund

Columbia Intermediate Duration Municipal Bond Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Strategic New York Municipal Income Fund

Columbia New York Intermediate Municipal Bond Fund